Exhibit 99.1

LANDS' END ANNOUNCES FIRST QUARTER FISCAL 2016 RESULTS
DODGEVILLE, Wis., June 1, 2016 (GLOBE NEWSWIRE) - Lands' End, Inc. (NASDAQ:LE) today announced financial results for the first quarter ended April 29, 2016.

First Quarter Fiscal 2016 Highlights

•
Net revenue was $273.4 million as compared to $299.4 million in the first quarter last year. Direct segment net revenue decreased 8.4% to $232.2 million. Retail segment net revenue decreased 10.4% to $41.2 million primarily driven by a 7.1% decrease in same store sales and a reduction in the number of Lands' End Shops at Sears.

•	Gross margin was 47.4% as compared to 49.0% in the first quarter last year due to deeper promotions as compared to last year in response to a difficult retail environment.

•	Net loss was $5.8 million or $0.18 per share, as compared to net income of $1.7 million, or $0.05 per diluted share in the first quarter last year.

•	Adjusted EBITDA[1] was $0.6 million compared to $13.1 million in the first quarter of fiscal 2015.

Federica Marchionni, Lands' End's Chief Executive Officer, stated, "We continued to make progress across a number of initiatives; we remained focused on strengthening our core business and launching additional collections that we believe will drive future profitable growth. While we are encouraged by the initial wins, our financial results in the first quarter were impacted by the overall weakness in the retail environment, including aggressive discounting and promotional activity.  That said, during the quarter, we further executed our strategy by strengthening our traditional product categories and launching the Canvas by Lands' End collection. We also enhanced our brand image, including elevated marketing initiatives, the newly-launched multi-brand e-commerce website and refinements to our catalog strategy.  We continued to receive positive response from both existing and lapsed customers on our new product offering, marketing programs, and website enhancements, and while we expect the retail environment will be very challenging, we will remain focused on building on this momentum with sequential improvement beginning in the second quarter of fiscal 2016.”

Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $169.1 million on April 29, 2016, compared to $177.8 million on May 1, 2015. Net cash used in operations was $50.2 million for the 13 weeks ended April 29, 2016, compared to net cash used in operations of $31.5 million for the same period last year.
Inventory increased 8.9% to $309.9 million on April 29, 2016, from $284.6 million on May 1, 2015.
The Company had $161.8 million of availability under its asset-based senior secured credit facility and had long-term debt of $492.9 million as of April 29, 2016.
Conference Call
The company will host a conference call on Wednesday, June 1, 2016 at 8:00 a.m. ET to review its first quarter financial results and related matters. The call may be accessed through the Investor Relations section of the Company's website at http://investors.landsend.com.
About Lands' End, Inc.
Lands' End, Inc. (NASDAQ:LE) is a leading multi-channel retailer of clothing, accessories, footwear and home products. We offer products through catalogs, online at www.landsend.com, www.canvasbylandsend.com and affiliated specialty and international websites, and through retail locations, primarily at Lands' End Shops at Sears® and standalone Lands' End Inlet® Stores. We are a classic American lifestyle brand with a passion for quality, legendary service and real value, and seek to deliver timeless style for men, women, kids and the home.
Forward-Looking Statements

Results are unaudited. This press release contains forward-looking statements, including statements about our strategies and our opportunities for growth.  Forward-looking statements are based upon the current beliefs and expectations of our management and are subject to assumptions, uncertainties and significant risks that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, without limitation, information concerning our future financial performance, business strategy, plans, goals and objectives. There can be no assurance that any of our initiatives will be successful. The following additional factors, among others, could cause our actual results, performance, and achievements to differ from those described in the forward-looking statements: our ability to offer merchandise and services that customers want to purchase, including new collections such as our Canvas by Lands’ End™ collection, that are designed to attract new customers and drive demand from core customers; changes in customer preference from our branded merchandise; customers’ use of our digital platform, including customer acceptance of our efforts to enhance our e-commerce websites; customer response to direct mail catalogs and digital marketing and catalogs; the success of our efforts to optimize catalog productivity; the success of our overall marketing strategies, including brand marketing initiatives, some of which, if successful, may not produce positive results in the short term; the success of our efforts to optimize promotions to drive sales and maximize gross margin dollars; our maintenance of a robust customer list; our dependence on information technology and a failure of information technology systems, including with respect to our e-commerce operations, or an inability to upgrade or adapt our systems; the success of our ERP implementation; the success of our efforts to grow and expand into new markets and channels; fluctuations and increases in costs of raw materials; impairment of our relationships with our vendors; our failure to maintain the security of customer, employee or company information; our failure to compete effectively in the apparel industry; the performance of our “store within a store” business; if Sears Holdings sells or disposes of its retail stores, including pursuant to the recapture rights granted to Seritage Growth Properties, and other parties or if its retail business does not attract customers or does not adequately provide services to the Lands’ End Shops at Sears; legal, regulatory, economic and political risks associated with international trade and those markets in which we conduct business and source our merchandise; our failure to protect or preserve the image of our brands and our intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide us with services in connection with certain aspects of our business to perform their obligations; our failure to timely and effectively obtain shipments of products from our vendors and deliver merchandise to our customers; reliance on promotions and markdowns to encourage customer purchases; our failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the seasonal nature of our business; the adverse effect on our reputation if our independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; our exposure to periodic litigation and other regulatory proceedings, including with respect to product liability claims; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; our failure to retain our executive management team and to attract qualified new personnel; the impact on our business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; the inability of our past performance generally, as reflected on our historical financial statements, to be indicative of our future performance; the impact of increased costs due to a decrease in our purchasing power following our separation from Sears Holdings (“Separation”) and other losses of benefits associated with being a subsidiary of Sears Holdings; the failure of Sears Holdings or its subsidiaries to perform under various transaction agreements that have been executed in connection with the Separation or our failure to have necessary systems and services in place when certain of the transaction agreements expire; our agreements related to the Separation and our continuing relationship with Sears Holdings were negotiated while we were a subsidiary of Sears Holdings and we may have received better terms from an unaffiliated third party; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement; our inability to engage in certain corporate transactions after the Separation; the ability of our principal shareholders to exert substantial influence over us; adverse effects of the Separation on our business; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; declines in our stock price due to the eligibility of a number of our shares of common stock for future sale; our inability to pay dividends; stockholders’ percentage ownership in Lands’ End may be diluted in the future; and increases in our expenses and administrative burden in relation to being a public company, in particular to maintain compliance with certain provisions of the Sarbanes-Oxley Act of 2002; and other risks, uncertainties and factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended January

29, 2016.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.
Contacts
ICR
Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com
Lands' End, Inc.
Jim Gooch
Chief Operating Officer and Chief Financial Officer
(608) 935-9341

-Financial Tables Follow-

LANDS’ END, INC.
Condensed Consolidated Balance Sheets

(in thousands, except share data)	April 29, 2016	May 1, 2015	January 29, 2016*
	(unaudited)	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$169,073	$177,814	$228,368
Restricted cash	3,300	3,300	3,300
Accounts receivable, net	31,127	36,423	32,061
Inventories, net	309,855	284,589	329,203
Prepaid expenses and other current assets	32,118	36,544	23,618
Total current assets	545,473	538,670	616,550
Property and equipment, net	111,208	105,393	109,831
Goodwill	110,000	110,000	110,000
Intangible assets, net	430,000	528,300	430,000
Other assets	15,386	15,439	15,145
TOTAL ASSETS	$1,212,067	$1,297,802	$1,281,526
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$76,038	$93,972	$146,097
Other current liabilities	86,807	101,491	83,992
Total current liabilities	162,845	195,463	230,089
Long-term debt	492,890	496,685	493,838
Long-term deferred tax liabilities	158,499	181,925	157,252
Other liabilities	16,216	16,768	15,838
TOTAL LIABILITIES	830,450	890,841	897,017
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01- authorized: 480,000,000 shares; issued and outstanding: 31,969,645, 31,956,521, 31,991,668, respectively	320	320	320
Additional paid-in capital	344,796	342,975	344,244
Retained earnings	43,570	70,601	49,329
Accumulated other comprehensive loss	(7,069)	(6,935)	(9,384)
Total stockholders’ equity	381,617	406,961	384,509
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,212,067	$1,297,802	$1,281,526

*Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2016.

LANDS’ END, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended
(in thousands except per share data)	April 29, 2016	May 1, 2015
Net revenue	$273,433	$299,387
Cost of sales (excluding depreciation and amortization)	143,763	152,823
Gross profit	129,670	146,564

Selling and administrative	129,034	133,514
Depreciation and amortization	4,136	4,553
Other operating (income) expense, net	(14)	2
Operating (loss) income	(3,486)	8,495
Interest expense	6,170	6,186
Other income, net	(453)	(508)
(Loss) income before income taxes	(9,203)	2,817
Income tax (benefit) expense	(3,444)	1,093
NET (LOSS) INCOME	$(5,759)	$1,724
NET (LOSS) INCOME PER COMMON SHARE
Basic:	$(0.18)	$0.05
Diluted:	$(0.18)	$0.05

Basic weighted average common shares outstanding	32,002	31,957
Diluted weighted average common shares outstanding	32,002	32,060

Use and Definition of Non-GAAP Financial Measures
(1)Adjusted EBITDA - In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below.
Our management uses Adjusted EBITDA to evaluate the operating performance of our business, as well as for executive compensation metrics, for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA(1) is a non-GAAP measurement, management believes that it is an important indicator of operating performance, and is useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax costs.

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for these items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦
For the 13 weeks ended April 29, 2016 and May 1, 2015, we excluded the gain or loss on disposal of property and equipment as management considers the gains or losses on disposal of assets to result from investing decisions rather than ongoing operations.

Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited)

	13 Weeks Ended
	April 29, 2016		May 1, 2015
(in thousands)	$’s	% of Net revenue	$’s	% of Net revenue
NET (LOSS) INCOME	$(5,759)	(2.1)%	$1,724	0.6%
Income tax (benefit) expense	(3,444)	(1.3)%	1,093	0.4%
Other income, net	(453)	(0.2)%	(508)	(0.2)%
Interest expense	6,170	2.3%	6,186	2.1%
Operating (loss) income	(3,486)	(1.3)%	8,495	2.8%
Depreciation and amortization	4,136	1.5%	4,553	1.5%
(Gain) loss on disposal of property and equipment	(14)	—%	2	—%
Adjusted EBITDA (1)	$636	0.2%	$13,050	4.4%

LANDS’ END, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	13 Weeks Ended
(in thousands)	April 29, 2016	May 1, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(5,759)	$1,724
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	4,136	4,553
Amortization of debt issuance costs	428	490
Stock-based compensation	713	681
(Gain) loss on disposal of property and equipment	(14)	2
Deferred income taxes	—	684
Change in operating assets and liabilities:
Inventories	21,441	16,766
Accounts payable	(65,390)	(36,025)
Other operating assets	(5,637)	(13,076)
Other operating liabilities	(130)	(7,287)
Net cash used in operating activities	(50,212)	(31,488)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(10,485)	(10,974)
Net cash used in investing activities	(10,485)	(10,974)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan facility	(1,288)	(1,288)
Net cash used in financing activities	(1,288)	(1,288)
Effects of exchange rate changes on cash	2,690	110
NET DECREASE IN CASH AND CASH EQUIVALENTS	(59,295)	(43,640)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	228,368	221,454
CASH AND CASH EQUIVALENTS, END OF YEAR	$169,073	$177,814
SUPPLEMENTAL CASH FLOW DATA
Unpaid liability to acquire property and equipment	$2,822	$1,453
Income taxes paid	$3,057	$12,793
Interest paid	$5,657	$5,634

Financial information by segment is presented in the following tables for the 13 weeks ended April 29, 2016, and May 1, 2015.

	13 Weeks Ended
(in thousands)	April 29, 2016	May 1, 2015
Net revenue:
Direct	$232,185	$253,373
Retail	41,216	45,992
Corporate / other	32	22
Total net revenue	$273,433	$299,387

	13 Weeks Ended
(in thousands)	April 29, 2016	May 1, 2015
Adjusted EBITDA(1):
Direct	$12,832	$21,678
Retail	(3,930)	144
Corporate / other	(8,266)	(8,772)
Total Adjusted EBITDA(1)	$636	$13,050